***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200. 80(b)(4) and 230.406

LICENSE AGREEMENT

between

EMORY UNIVERSITY,

THE GEORGIA TECH RESEARCH CORPORATION

and

CLEARSIDE BIOMEDICAL, INC.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS LICENSE AGREEMENT is made and entered into as of the 4th day of July, 2012, (hereinafter referred to as the “Effective Date”) by and among EMORY UNIVERSITY, a nonprofit Georgia corporation with offices located at 1599 Clifton Road NE, 4th Floor, Mailstop 1599/001/1AZ Atlanta, Georgia 30322, (hereinafter referred to as “EMORY”), “), the GEORGIA TECH RESEARCH CORPORATION, a nonprofit corporation with offices located at 505 10th Street, NW, Atlanta, Georgia 30332-0415 (hereinafter referred to as “GTRC”) and Clearside Biomedical, Inc., a corporation organized under the laws of the state of Delaware having a principal place of business located at, 1220 Old Alpharetta Road—Suite 300, Alpharetta, Georgia 30005 (hereinafter referred to as “COMPANY”).

WHEREAS, EMORY and GTRC (hereinafter together, “LICENSOR”) are the owners of all right, title, and interest in inventions and technology, developed by their respective employees and are responsible for their protection and commercial development; and

WHEREAS, LICENSOR has developed certain inventions and technology related to “Microneedle for Ocular Procedure” and “Microneedles for Tissue Injections”, which is in part described in [* * *]; and

WHEREAS, COMPANY wishes to obtain and LICENSOR wishes to grant certain rights to pursue the development and commercialization of the inventions in accordance with the terms and conditions of the Agreement;

WHEREAS, COMPANY understands and acknowledges that GTRC may have one or more patent(s) which may be required to practice the inventions licensed in this Agreement, and subject to a separate agreement with GTRC, COMPANY may obtain commercial rights that may be available at that time;

NOW, THEREFORE, for and in consideration of the mutual covenants and the premises herein, the parties, intending to be legally bound, hereby agree as follows.

ARTICLE 1. DEFINITIONS

The following terms as used herein shall have the following meaning:

“Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls, at least fifty (50%) percent of the voting stock of the other corporation, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity.

“Agreement” or “License Agreement” shall mean this Agreement, including all APPENDICES.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“COMPANY’s Development Plan” shall mean the plan detailed in APPENDIX A of this Agreement, which may be amended upon written agreement by the parties.

“Dollars” shall mean United States dollars.

“Field of Use” shall mean all ophthalmic uses in mammals and birds.

“Indemnitees” shall mean the Inventors, EMORY, GTRC, the Georgia Institute of Technology, (“GIT”), the Board of Regents of the University System of Georgia, its directors, officers, employees and students, and their heirs, executors, administrators, successors and legal representatives.

“Improvements” shall mean any inventions with utility solely in the Field of Use (a) that are claimed in patent applications filed or identified in invention disclosures made to Licensor within two years of the Effective Date, (b) which if practiced would infringe any Valid Claim of any of the Licensed Patents listed in Appendix B, and (c) are invented solely by Inventors of one or more Licensed Patents.

“Inventors” shall mean the named inventors of the Licensed Patents.

“Licensed Patents” shall mean the patent applications identified in APPENDIX B, together with any and all substitutions, extensions, divisionals, continuations, continuations-in-part (to the extent that the claimed subject matter of such continuations-in-part is disclosed and enabled in the parent Licensed Patent application or extensions based thereon), foreign counterparts of such patent applications and any patents which issue thereon anywhere in the world, including reexamined and reissued patents.

“Licensed Product(s)” shall mean any process, service or product covered by a Valid Claim of any Licensed Patent. For purposes of clarity, Licensed Product specifically includes any proprietary needle having measured gauge of thirty (30) or smaller and length of less than [* * *] millimeters, or any product that may be packaged in combination with a syringe containing drug active, excipient, or similar substance (for example balanced saline), in each case to the extent covered by Licensed Patents.

“Licensed Know-How” shall mean certain techniques, technology, prototypes, data, methods and other information known to the Inventors of the Licensed Patents and owned by LICENSOR as of the Effective Date that is reasonably necessary to practice the Licensed Patents that is disclosed but not claimed in a patent or patent application. For clarification, any information available in the public domain or that may otherwise be used by any person who is not an employee of LICENSOR without violating the intellectual property rights of LICENSOR shall no longer constitute Licensed Know-How and COMPANY may use any such information without any restriction or obligation hereunder.

“Licensed Technology” means Licensed Patents and Licensed Know-How.

“Licensed Territory” means the world.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Net Selling Price” of Licensed Products shall mean the gross selling price paid by a purchaser of a Licensed Product to COMPANY, an Affiliate or Sublicensee of COMPANY, or any other party authorized by COMPANY to sell Licensed Products less the following discounts:

a)	customary trade, quantity and cash discounts, service allowances (including without limitation wholesalers’ fees for services and stocking fees) and retroactive price adjustments actually allowed and taken, including rebates granted to vendors, managed health care or governmental organizations and independent brokers or agents’ commissions, if any, as accrued and adjusted for actual amounts taken, allowed or paid;

b)	credits actually given for rejected or returned Licensed Products;

c)	freight, postage, shipping, transportation and insurance costs, third-party handling charges and other costs directly related to bringing Licensed Product to the purchaser or end user, in each case in accordance with industry norms; and

d)	sales, excise taxes and customs duties included in the invoiced amount.

Notwithstanding the foregoing in this Section, amounts received by COMPANY, its Affiliates or Sublicensees of COMPANY or its Affiliates for the sale of Licensed Products among COMPANY, its Affiliates and Sublicensees for resale shall not be included in the computation of Net Selling Price hereunder.

Notwithstanding anything in this Agreement to the contrary, in the event that COMPANY grants a sublicense to a third party in a bona fide, arm’s length transaction and the Sublicensee requires, as a condition to entering into the sublicense agreement, that running royalties on sales of Licensed Product by or on behalf of the sublicensee be calculated and paid based on a different definition of Net Selling Price, then a substitute definition of Net Selling Price may be used with respect to such sublicense provided that the substitute definition (i) is consistent with generally accepted accounting principles as consistently applied by such sublicensee and (ii) does not materially reduce royalties payable hereunder to LICENSOR.

“Prosecution and Maintenance” or “Prosecute and Maintain” shall mean, with respect to a particular patent application or patent, means the preparation, filing, prosecution and maintenance of such patent or patent application, as well as re-examinations, reissues, applications for patent term extensions and the like with respect to such patent or patent application, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to such patent or patent application.

“Sale,” “Sell” or “Sold” shall mean the sale, transfer, exchange, or other disposition of Licensed Products whether by gift or otherwise by COMPANY, its Affiliates, Sublicensees or any third party authorized by COMPANY to make such sale, transfer, exchange or disposition. Sales of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Licensed Products shall be deemed consummated upon the first to occur of: (a) receipt of payment from the purchaser; (b) delivery of Licensed Products to the purchaser or a common carrier; (c) release of Licensed Products from consignment; (d) if deemed Sold by use, when first put to such use; or (e) if otherwise transferred, exchanged, gifted, or disposed of, when such transfer, exchange, gift, or other disposition occurs.

“U.S. Government Licenses” shall mean the non-exclusive license to the U.S. Government or agencies thereof pursuant to 37 CFR Section 401 in connection with NIH grant Nos.: [* * *].

“Valid Claim” shall mean a claim in an unexpired patent or pending patent application so long as such claim shall not have been irrevocably abandoned or held invalid in an unappealable decision of a court or other authority of competent jurisdiction in the relevant country.

ARTICLE 2. GRANT OF LICENSE

2.1. License.

2.1.1.	LICENSOR hereby grants COMPANY and its Affiliates an exclusive right and license under the Licensed Patents, subject to Sections 2.2 through 2.4, including the right to sublicense, to make, have made, use, perform, sell, offer for sale, import, manufacture and distribute Licensed Products in the Field of Use in the Licensed Territory during the term of the Agreement.

2.1.2.	LICENSOR hereby grants COMPANY and its Affiliates a non-exclusive right and license to the Licensed Know-How, subject to Sections 2.2 through 2.4, including the right to sublicense, to make, have made, use, perform, sell, offer for sale, import, manufacture and distribute Licensed Products and products that would be Licensed Products if covered by one or more Valid Claims in the Field of Use in the Licensed Territory during the term of the Agreement.

2.2. Government Rights. COMPANY acknowledges that LICENSOR and COMPANY may have certain obligations and the United States government may have certain rights in the Licensed Technology if such was developed with any assistance through grants or contracts from the United States government. COMPANY hereby warrants that it shall take all action requested to enable LICENSOR to satisfy such obligations. If the United States government should take action which renders it impossible or impractical for LICENSOR to grant, or which conditions or reduces the rights and licenses granted herein, LICENSOR or COMPANY may terminate this Agreement upon reasonable prior notice or cause it to be equitably reformed upon reasonable prior notice to reflect such conditioned or reduced rights and licenses (including without limitation with respect to the value and price of such rights and licenses). COMPANY shall not have any right to the return of any payments of any kind made by it to EMORY prior to the date of such action. To LICENSOR’s knowledge as of the Effective Date, the only rights of the United States Federal government with respect to the Licensed Patent are the U.S. Government Licenses.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3. Option. LICENSOR hereby grants COMPANY, subject to third party rights, an exclusive option to an exclusive license to Improvements for a period of two years from the Effective Date. LICENSOR agrees to disclose, within a reasonable amount of time, any Improvements to COMPANY. COMPANY shall provide LICENSOR written notice of its intent to exercise its option within [* * *] days of notification by LICENSOR. Unless otherwise agreed, if COMPANY exercises its option to license any IMPROVEMENT, such Improvements shall be included in the definition of Licensed Patent herein.

2.4. Retained License. The exclusive license granted herein is further conditional on the right retained by LICENSOR, on behalf of itself, its employees and LICENSOR research collaborators, to make, have made, use, import, and transfer Licensed Products and practice Technology for research, educational and non-commercial and humanitarian clinical purposes, subject to the following limitations: LICENSOR shall not engage in any human use of any of the Licensed Technology in the Field of Use without the express written consent of COMPANY and shall not transfer microneedles to any third party for research purposes in the Field of Use without COMPANY’s permission, such permission not to be unreasonably withheld. Should COMPANY not provide a response within [* * *] days of a request for permission, permission shall be presumed. Should COMPANY deny permission to transfer microneedles, then COMPANY shall provide the microneedles requested to the third party on reasonable and appropriate terms and conditions.

2.5. Sublicenses. COMPANY may grant sublicenses to third parties (“Sublicensees”) provided that COMPANY shall be responsible for the operations of its Sublicensees that are relevant to this Agreement and remain responsible for any reporting and any payment of all fees and royalties due under this Agreement.

2.5.1.	COMPANY shall include in any sublicense granted pursuant to this Agreement which sublicense provides a Sublicense with the right to sell Licensed Products, a provision requiring the Sublicensee to indemnify Indemnitees and maintain liability coverage to the same extent that COMPANY is so required pursuant to Section 10.3 of this Agreement.

2.5.2.	COMPANY shall include in any sublicense granted pursuant to this Agreement that provides a Sublicensee with the right to sell Licensed Products, a provision that grants LICENSOR the right to audit the Sublicensee to the same extent that LICENSOR has the right to audit the COMPANY pursuant to Section 4.4 of this Agreement.

2.5.3.	COMPANY shall provide LICENSOR with copies of all sublicense agreements within [* * *] days of their execution date, which, if redacted, must include the relevant provisions under this Article 2 and a disclosure of the financial terms of the sublicense (the use and disclosure of such sublicense agreement and information contained therein by LICENSOR shall be subject to the confidentiality provisions set forth in Section 11 unless otherwise obligated to disclose to the federal government under Bayh-Dole provisions);

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.5.4.	COMPANY shall ensure that any sublicense or distributor agreements will include a provision that causes automatic termination of the sublicense or distribution agreement in the event that a Sublicensee or distributor challenges, either directly or indirectly, the validity, enforceability or scope of any claim within the Licensed Patent in a court or other governmental agency of competent jurisdiction, including in a reexamination or opposition proceeding.

2.5.5.	If this Agreement terminates for any reason, any Sublicensee shall, unless the sublicense agreement also terminates, from the effective date of such termination, automatically become a direct licensee of LICENSOR with respect to the rights originally sublicensed to it by COMPANY, provided such Sublicensee did not cause the termination of the Agreement, Sublicensee agrees to comply with all the terms of this Agreement and Sublicensee assumes the responsibilities of COMPANY hereunder, to the extent applicable to the sublicense originally granted to it.

2.5.6.	If COMPANY does not enter into a sublicense to the Licensed Patents with [* * *] in a field of use for [* * *] to ocular tissue using microneedle for the purpose of [* * *], with the right to grant further sublicenses in the [* * *], no later than [* * *] from the Effective Date unless Licensee demonstrates to LICENSOR’s reasonable satisfaction that such a sublicense could reasonably be expected to interfere with COMPANY’s business as evidenced by documentation of secured funding in and business development plan for the [* * *], all rights and licenses to the Licensed Technology in the [* * *] shall revert to LICENSOR. Such license to [* * *] shall generally be in accordance with the term sheet attached hereto as Appendix I and shall include such other terms and conditions as COMPANY may reasonably require to protect its business interests with respect to Licensed Products. Should no sublicense agreement be executed by [* * *] from the Effective Date despite reasonable commercial efforts, this paragraph shall not apply unless LICENSOR confirms in writing that [* * *] is still interested in obtaining a license to the Licensed Patents in the [* * *].

2.6. No Implied License. The license and rights granted in this Agreement shall not be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology not specifically identified in this Agreement as Licensed Technology.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.7. U.S. Manufacturing. To the extent that any Licensed Technology is developed using any funding from the United States, COMPANY agrees that any Licensed Products used or sold in the United States will be manufactured substantially in the United States unless any waivers required are obtained from the United States Government by COMPANY.

ARTICLE 3. CONSIDERATION FOR LICENSE

3.1. License Fee. As partial consideration for the license granted to COMPANY under this Agreement, COMPANY shall pay LICENSOR a license fee in the amount of thirty thousand ($30,000) Dollars (less the $10,000 option fee paid) within thirty (30) days of the Effective Date of this Agreement.

3.2. Running Royalties. As partial consideration for the license granted to COMPANY under this Agreement, COMPANY shall pay LICENSOR a total royalty equal to the percentage set forth on APPENDIX D times the Net Selling Price of all Licensed Products Sold during the term of this Agreement by COMPANY, its Affiliates, its Sublicensees or any third party authorized by COMPANY to Sell Licensed Products. Royalties shall be due and payable on a quarterly basis (March 31, June 30, September 30 and December 31).

3.2.1.	Sublicensee Royalties. As partial consideration for the license granted to COMPANY under this Agreement, COMPANY shall pay LICENSOR a total royalty equal to, (a) the greater of the royalty rate listed in Appendix D or [* * *] of the running royalty payable to the COMPANY or its Affiliates on sales of any Licensed Product Sold during the term of this Agreement by a Sublicensee, if the sublicense is granted prior to the $35,000 Milestone Event referenced in Appendix F, or (b) otherwise, the greater of the royalty rate listed in Appendix D or [* * *] of the running royalty payable to the COMPANY or its Affiliates on sales of any Licensed Product Sold during the term of this Agreement by a Sublicensee. Any such Sublicense Royalties due under this Agreement shall be due and payable on a quarterly basis (March 31, June 30, September 30 and December 31) and payments due LICENSOR on such Sublicense Royalty payments shall be due and payable thirty (30) days from receipt by COMPANY.

3.2.2.

Reduction of Running Royalties-Compulsory Licenses. Should a compulsory license be granted to a third party with respect to Licensed Products in the Licensed Field of Use in any country in the Licensed Territory with a royalty rate lower than the royalty rate provided herein, then the royalty rate to be paid by COMPANY on Sales of Licensed Product in that country under Article 3.2 shall be reduced to the rate paid by the compulsory third party licensee. COMPANY shall provide LICENSOR with prompt written notice of any governmental or judicial procedures initiated in any country to impose a compulsory

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

license of which it is aware. If permitted by law, COMPANY shall use commercially reasonable efforts to oppose such compulsory license. At COMPANY’s request, LICENSOR will cooperate reasonably in any legal action which COMPANY may wish to take to oppose such compulsory license, which action shall be at COMPANY’s sole expense.

3.2.3.	Reduction of Royalties-Third Party Royalties. In the event it becomes necessary for COMPANY or its Sublicensee, in the reasonable opinion of its counsel, to obtain a license from a third party in order to make, have made, develop, import, export, use, sell, offer for sale, have sold or otherwise exploit any Licensed Product because, except for a license granted by the third party, sale of a Licensed Product in the relevant country would infringe an intellectual property right of a third party in that country, COMPANY or its Sublicensee may offset the royalty rate paid to LICENSOR on a Licensed Product-by-Licensed Product and country-by-country basis by up to [* * *] of the royalties paid to such third party in any calendar quarter. Notwithstanding the foregoing, however, in no event shall the royalties due to LICENSOR on Net Sales of such Licensed Products in any country be reduced by more than [* * *] of the Running Royalty Percent as identified in APPENDIX D.

3.3. Minimum Royalties. In the event that, following the first Sale of a Licensed Product (“First Sale”), the aggregate royalties paid to LICENSOR pursuant to Section 3.2 hereof during any calendar year after the calendar year in which the First Sale occurs do not exceed the minimum royalty set forth in APPENDIX E, COMPANY shall pay to LICENSOR no later than [* * *] following the last day of such calendar year the difference between such minimum royalty amount and the actual royalties paid. This Section 3.3 shall terminate upon expiration of the last Valid Claim of a Licensed Patent in the United States.

3.4. Sublicensee Payments. Within thirty (30) days of receipt by COMPANY, COMPANY shall pay LICENSOR [* * *] of any fees or payments paid to COMPANY by a Sublicensee (“Sublicensee Percentage”) as consideration for a sublicense grant under this Agreement. Such Sublicense Percentage shall be applied to any payments made to COMPANY by a Sublicensee as consideration for a sublicense grant, including but not limited to any initial licensing fees, milestone fees, maintenance fees and minimum royalty payments, to the extent any such payment is directly attributable to the sublicense of the Licensed Patents and Licensed Technology, but excluding (i) amounts paid to reimburse COMPANY for actual costs (including overhead but excluding profit) incurred in connection with research and development of Licensed Products and the prosecution, maintenance and enforcement of intellectual property rights covering Licensed Products, (ii) the value of any intellectual property rights transferred or granted to COMPANY if such rights are necessary or helpful to the development or commercialization of Licensed Products and (iii) amounts paid for shares of Company stock. If COMPANY in-licenses third

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

party technology and/or intellectual property rights and incorporates it into Licensed Product, and receives sublicense revenue with respect to such Licensed Product, then the [* * *] sublicense revenue sharing provided for above shall apply to that portion of the value of the Licensed Product that is attributable to the intellectual property licensed from LICENSOR. For example, the sublicense revenue that is subject to sharing with LICENSOR shall be that fraction A/(A+B) of non-royalty revenue received where A is the amount attributable to the LICENSOR intellectual property, and B is the aggregate amount attributable to the remainder of the technology so licensed. If it is not feasible to accurately determine such amounts, then the allocation shall be commercially reasonable and determined by good faith negotiation between COMPANY and LICENSOR.

3.5. Milestone Payments. COMPANY shall pay LICENSOR a one-time Milestone Payment in the amount specified in APPENDIX F no later than [* * *] after the first occurrence of the corresponding Milestone Event. To the extent that a Milestone Payment is due to the COMPANY from a Sublicensee, the COMPANY shall pay LICENSOR the amount of the Milestone Payment due, as well as a Sublicense Percentage of any additional amount paid to COMPANY.

3.6. License Maintenance Fees. In the event no Milestone Payment has been paid to LICENSOR prior to an anniversary of the Effective Date as set forth on APPENDIX G, COMPANY shall pay to LICENSOR the corresponding Maintenance Fee. No Maintenance Fee pursuant to this Section 3.6 shall be payable by COMPANY during any year in which (a) it has achieved at least one Milestone Event, (b) it has spent at least $100,000 on research and development of the Licensed Products or (c) it has sold a Licensed Product.

3.7. Reimbursement for Patent Expenses.

(i) COMPANY shall reimburse LICENSOR for all fees, costs, and expenses incurred by LICENSOR after the Effective Date and during the term of this Agreement related to Prosecuting or Maintaining the Licensed Patents in the Licensed Territory, as provided for in Section 7. COMPANY shall deliver such payment to LICENSOR within [* * *] days after LICENSOR notifies COMPANY of the amount of such fees, costs, and expenses.

(ii) COMPANY shall reimburse LICENSOR for all previously unreimbursed fees, costs, and expenses incurred by LICENSOR as of the Effective Date related to Prosecuting or Maintaining the Licensed Patents. These unreimbursed fees, costs, and expenses incurred up to the Effective Date are estimated to be $[* * *], however this amount may be subject to change upon final notification, but in no event shall it be greater than $50,000. COMPANY shall deliver such payment to LICENSOR within [* * *] days after LICENSOR notifies COMPANY of the amount.

3.8. Tax Payments. All payments made to LICENSOR under this Agreement shall be made free and clear of any tax, withholding or other governmental charge or levy (other than taxes imposed on the net income of LICENSOR), all such non-excluded amounts being “Taxes.” However, should the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

COMPANY (or a Sublicensee) be obligated by law to withhold any Taxes on such payments. COMPANY shall promptly pay such tax, levy or charge for and on behalf of LICENSOR to the proper governmental authority, and shall promptly furnish LICENSOR with receipt evidencing such payment. COMPANY shall have the right to deduct any such tax, levy or charge actually paid from payment due LICENSOR. COMPANY shall promptly advise LICENSOR in the event it determines that any tax withholding may be required. COMPANY shall reasonably cooperate with LICENSOR in any lawful action to claim exemption from such deductions or withholdings and otherwise to minimize the amount required to be so withheld or deducted.

ARTICLE 4. REPORTS AND ACCOUNTING

4.1. Progress Reports. Within five (5) days after the Board Meetings directly following each January 1st and July 1st of each calendar year until the First Sale, COMPANY shall provide LICENSOR with a written report detailing the activities of the COMPANY relevant to the COMPANY’s Development Plan and the development and commercialization of Licensed Products. For avoidance of doubt, non-receipt of such written report within the specified time period shall be considered a material breach of this Agreement under Section 12.2. For clarification, delivery to Licensor of the materials provided to COMPANY’s Board of Directors related to the development and commercialization of Licensed Products shall be deemed to satisfy the written report requirement. If Licensor reasonably determines that such information is not sufficient to determine that Company has met its obligations hereunder or that such information is not sufficient to enable LICENSOR to fulfill its obligation of reporting under Bayh-Dole, Licensor may notify COMPANY of such matter and Licensor shall promptly provide such additional information as may be reasonably necessary to verify or enable such compliance.

4.2. Royalty Reports. During the term of this Agreement, COMPANY shall provide LICENSOR written reports semiannually until the first Sale of a Licensed Product and quarterly thereafter showing:

i.	the occurrence of any event triggering a Milestone Payment obligation or any other payment in accordance with Article 3; and

ii.	a summary of all reports provided to COMPANY by COMPANY’S Sublicensees, including the names and addresses of all Sublicensees; and

iii.	the amount of any consideration received by COMPANY from Sublicensees and an explanation of the contractual obligation satisfied by such consideration;

iv.	within a given fiscal quarter, the gross selling price and the number of units of all Licensed Products (identified by product number/name) Sold in each country of the Licensed Territory, together with the calculations of Net Selling Price; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

v.	within a given fiscal quarter, the royalties payable in Dollars which accrued hereunder; and

vi.	within a given fiscal quarter, the exchange rates, if any, used in determining the amount due

4.3. Records. During the term of this Agreement and for a period of [* * *] thereafter, COMPANY shall keep at its principal place of business true and accurate records of all Sales in accordance with generally accepted accounting principles in the respective country where such Sales occur and in such form and manner so that all royalties owed to LICENSOR may be readily and accurately determined. COMPANY shall furnish LICENSOR copies of such records upon LICENSOR’s request.

4.4. Right to Audit. LICENSOR shall have the right, upon prior notice to COMPANY or a Sublicensee, not more than once in each calendar year and the calendar year immediately following termination of the Agreement, through an independent certified public accountant selected by LICENSOR, to have access during normal business hours as may be reasonably necessary to examine the records of COMPANY or Sublicensee to include, but not be limited to, sales invoice registers, sales analysis reports, original invoices, inventory records, price lists, sublicense and distributor agreements, accounting general ledgers, and sales tax returns, in order to verify the accuracy of the of the calculation of any payment due under this Agreement. Such audit shall be limited in scope to the preceding [* * *] from the date of the notice of audit. If such independent public accountant’s report shows any underpayment of royalties by COMPANY, its Affiliates or Sublicensees, within [* * *] days after COMPANY’S receipt of such report, COMPANY shall remit or shall cause its Sublicensees to remit to LICENSOR:

i.	the amount of such underpayment; and

ii.	if such underpayment exceeds [* * *] of the total royalties owed for the fiscal year then being reviewed, the reasonably necessary fees and expenses of such independent public accountant performing the audit. Otherwise, LICENSOR’s accountant’s fees and expenses shall be borne by LICENSOR.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 5. PAYMENTS

5.1. Payment Due Dates. Royalties shall be due commencing upon the first Sale of a Licensed Product in the Licensed Field of Use in any country in the Licensed Territory. Royalties and sublicense fees payable to LICENSOR as a result of activities occurring during the period covered by each royalty report provided for under Article 4 of this Agreement shall be due and payable on the date such royalty report is due. All other payments required under this Agreement, if not specified otherwise in this Agreement, shall be payable within [* * *] days of the due date for each payment.

5.2. Payment Delivery. Unless otherwise requested by LICENSOR, all payments due to LICENSOR under this Agreement shall be made in person or via the United States mail or private carrier to the following address:

Emory University

Attn: Director, Office of Technology Transfer

1599 Clifton Rd. 4th Floor

Atlanta, Georgia 30322

Facsimile: (404) 727-1271

Any payment in excess of [* * *] or originating outside of the United States shall be made by wire transfer to an account of LICENSOR designated by LICENSOR from time to time and royalty reports shall be sent by facsimile or express courier to the Director, Office of Technology Transfer on the same date. Royalty reports may also be transmitted via email to [* * *], provided that if no confirmation of receipt is received, COMPANY agrees to forward the report via facsimile.

5.3. Currency Conversion. Except as hereinafter provided in this Section 5.3, all royalties shall be paid in Dollars. If any Licensed Products are Sold for consideration other than Dollars, the Net Selling price of such Licensed Products shall first be determined in the foreign currency of the country in which such Licensed Products are Sold and then converted to Dollars at a ninety (90)-day trailing average published by the Wall Street Journal (U.S. editions) for conversion of the foreign currency into Dollars on the last day of the quarter for which such payment is due.

5.4. Interest. Royalties and other payments, including patent expense reimbursements, required to be paid by COMPANY pursuant to this Agreement shall, if overdue, bear interest until payment at a rate [* * *] per month. The interest payment shall be due from the day the original payment was due until the day that the payment was received by LICENSOR. The payment of such interest shall not foreclose LICENSOR from exercising any other rights it may have because any payment is overdue.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 6. DILIGENCE AND COMMERCIALIZATION

6.1. Diligence. COMPANY represents and warrants that it has the necessary expertise and will, as appropriate, acquire the necessary resources to reasonably develop and commercialize Licensed Products. COMPANY shall use its commercially reasonable efforts, either directly or through Affiliates or Sublicensees, throughout the term of this Agreement to comply with COMPANY’s Development Plan and to bring Licensed Products to market through a commercially reasonable and diligent program for exploitation of the right and license granted in this Agreement to COMPANY and to create, supply, and service in the Licensed Territory as extensive a market as reasonably commercially practicable. In no instance shall COMPANY’s commercially reasonable efforts be less than efforts customary in COMPANY’s industry.

6.2. Development Milestones. COMPANY shall adhere to the schedule of development milestones and dates set forth in APPENDIX H. If COMPANY fails to meet any deadline set forth in APPENDIX H, COMPANY shall provide LICENSOR with a written report outlining the efforts undertaken thus far and the steps COMPANY will take to meet the unsatisfied milestone, which shall also include an adjustment in the time required to meet such milestone or a substitute milestone (“Time Adjustment Proposal”). For clarity, a non-limiting example of a reasonable request for a Time Adjusted Delay contemplated herein is regulatory review delay of the responsible agency. Such report shall be submitted to LICENSOR for consideration within [* * *] days after the failure to meet the milestone. If COMPANY fails to provide the report, LICENSOR reasonably declines to accept the Time Adjustment Proposal, or if COMPANY fails to meet the new deadlines set in the Time Adjustment Proposal approved by LICENSOR, LICENSOR shall have the option in its sole discretion and following [* * *] days written notice to COMPANY to terminate the license granted hereunder, to allow this Agreement to continue in full force and effect, or to convert the license granted hereunder to a nonexclusive license upon written notice to COMPANY. Notwithstanding the foregoing, if COMPANY effects an assignment permitted by Article 13 prior to the first commercial Sale of a Licensed Product, the deadline set forth on Appendix H for such due diligence milestone event may, at the election of the COMPANY, be extended by a period of [* * *], with the option to extend by a period of an additional [* * *] with payment of a nonrefundable fee of [* * *], provided, however that such extensions shall not relive COMPANY of its obligation to continue to use commercially reasonable efforts to bring Licensed Product to market.

6.3. Sublicensee Performance. LICENSOR agrees that a Sublicensee’s performance of its diligence obligations regarding a Licensed Product as set forth in the sublicense agreement shall be deemed to be performance by COMPANY of its diligence obligations for such Licensed Product under this License Agreement, including, but not limited to, those set forth in Article 6 hereof. COMPANY further agrees to attach copies of pertinent portions of this Agreement to executed sublicense agreements.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 7. PATENT PROSECUTION

7.1. Licensed Patents. The Prosecution and Maintenance of the Licensed Patents shall be the primary responsibility of LICENSOR. LICENSOR shall utilize patent counsel that is acceptable to COMPANY for the Prosecution and Maintenance of the Licensed Patents.

i.	Comment. LICENSOR shall use reasonable efforts to provide COMPANY with copies of all filings and official correspondence pertaining to such Prosecution and Maintenance of the Licensed Patents at least thirty days prior to any deadline so as to give COMPANY an opportunity to advise and cooperate with LICENSOR in such Prosecution and Maintenance. In the event LICENSOR desires to transfer the prosecution of any of the Licensed Patents to new patent counsel, LICENSOR shall be responsible for costs associated with effecting the transfer and COMPANY’s written consent shall be obtained, which consent shall not be unreasonably withheld or delayed.

ii.	New Applications. COMPANY shall notify LICENSOR in writing of the countries in which COMPANY wishes additional patent applications to be filed, including but not limited to national phase filings and regional registrations. LICENSOR shall, at COMPANY’s expense, file such additional patent applications. LICENSOR may, at its own expense, file patent applications in any country in which COMPANY elects not to file and such applications shall not be subject to any license granted to COMPANY hereunder.

iii.	Reimbursement. If COMPANY should fail to timely make reimbursement for patent expenses for any Licensed Patent, LICENSOR, in addition to any other remedies under the Agreement, shall have no further obligation to Prosecute or Maintain such Licensed Patent(s). COMPANY, upon [* * *] days written notice, may advise LICENSOR that it no longer wishes to pay expenses for Prosecution or Maintenance of one or more Licensed Patents on a country-by-country basis. LICENSOR may, at its sole option, elect to pay such expenses and, if so, such patents or patent applications shall cease to be subject to any license granted to COMPANY hereunder.

7.2 Extension of Licensed Patents. COMPANY, at its expense, may request that LICENSOR have the normal term of any Licensed Patents extended or restored under any country’s procedure for extending patent term and LICENSOR shall use all reasonable efforts to do so. Royalties shall be payable until the end of the extended term of the patent. LICENSOR acknowledges that there are limits on the number of patents that may be extended with respect to any product and that COMPANY shall have the right in its sole discretion to determine which patent, if any, shall be extended with respect to any Licensed Product.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 8. INFRINGEMENT

8.1 The parties shall promptly notify each other of any suspected infringement of any Licensed Patents.

i.	During the Term, COMPANY shall, at its expense, have the right to enforce any Licensed Patents against such infringer and may defend any declaratory judgment action brought against it alleging the invalidity of a Licensed Patent. COMPANY agrees to defend LICENSOR against any counterclaim brought against it in such action. LICENSOR shall cooperate with COMPANY in such effort, and EMORY agrees that it will, at COMPANY’S expense, be joined as a party to such action, if necessary. It is LICENSOR’s intention that COMPANY be able to prosecute an alleged infringement without including LICENSOR as a party to the litigation, should LICENSOR choose at its discretion not to be a party to the litigation, and as such herein grants COMPANY the rights in Licensed Patents to sue an infringer alone. Should GTRC choose not to join in such action and COMPANY is unable to initiate or prosecute such action in its name only by a ruling of a court of competent jurisdiction, GTRC shall assign to EMORY only such rights to the applicable Licensed Patent that may be necessary to permit COMPANY to initiate or prosecute such action without GTRC, provided that COMPANY shall be responsible for all reasonable attorney’s fees and costs associated with LICENSOR’s participation in such suit. COMPANY shall reimburse LICENSOR for any costs incurred, including reasonable attorneys’ fees, as part of any action brought by COMPANY.

ii.	COMPANY shall not enter into any settlement agreement, voluntary dismissal, consent judgment or other voluntary final disposition in any action regarding the Licensed Patents, without the express written consent of LICENSOR if such agreement would or would be reasonably likely to have a material adverse effect on the validity or enforceability of the Licensed Patents, which consent shall not be unreasonably withheld, conditioned or delayed. Consent shall be deemed given hereunder if no objection is provided in writing within fifteen days of delivery of the request for such consent. Any recovery or settlement received (whether for punitive or exemplary damages, or any other recovery or settlement received, including compensatory damages or damages based on loss or revenues (hereinafter referred to as “Recovery”)), shall first be used to reimburse the documented out-of-pocket costs and expenses incurred by COMPANY and LICENSOR in pursuing such action, and to the extent any portion of the balance of the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Recovery represents compensatory damages, for example, compensation for loss of revenues, such portion shall be deemed to be the Sales of Licensed Products in the fiscal quarter received by COMPANY, and COMPANY shall pay to LICENSOR an amount representing the royalty which would have been paid by COMPANY in accordance with the provisions of Article 3.2 had such portion of the Recovery been accrued by COMPANY as Sales. Any remaining amounts of such Recovery that represents, for example, additional damages (such as enhanced or punitive damages) shall be paid (a) [* * *] to the extent the Recovery is attributable to infringement in the United States of Licensed Patents and (b) otherwise [* * *].

8.2 If COMPANY fails, within [* * *] days after receiving notice of a potential infringement that would or would be reasonably likely to have a material adverse effect the validity or enforceability of the Licensed Patents , to institute an action against such infringer or notifies LICENSOR that it does not plan to institute such action, then LICENSOR shall have the right to do so at its own expense unless COMPANY notifies LICENSOR that COMPANY is engaged in bona fide negotiations for the grant to the alleged infringer of a sublicense. COMPANY shall cooperate with LICENSOR in such effort including being joined as a party to such action if necessary. LICENSOR shall be entitled to retain all damages or costs awarded in such action. Should either LICENSOR or COMPANY be a party to a suit under the provisions of this Article and thereafter elect to abandon such suit, the abandoning party shall give timely notice to the other party who may, at its discretion, continue prosecution of such suit.

ARTICLE 9. LIMITED WARRANTY AND EXCLUSION OF WARRANTIES

9.1 Representation by Licensor. LICENSOR represents that it has the right and authority to enter into this Agreement and that, to the best of its knowledge, neither the execution of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms and provisions of any other agreement to which LICENSOR is a party. LICENSOR represents that, to the best of its knowledge, it is an owner of the Licensed Technology and has the right to issue licenses to the same. LICENSOR has provided to the COMPANY copies of assignments whereby each inventor named in a Licensed Patent has assigned to LICENSOR all of such inventor’s interest in any inventions claimed in any such Licensed Patent.

It is hereby acknowledged and expressly understood by COMPANY that GTRC and EMORY do not represent or warrant that COMPANY may practice the Licensed Technology hereunder without infringing one or more patents, which may be owned by GTRC. Furthermore, GTRC and EMORY do not warrant that the Licensed Patents licensed hereunder or Licensed Technology may be exploited by COMPANY or its Affiliates or Sublicensees without infringing other patents, which may be owned by GTRC. To the extent GTRC is able and GRTC and COMPANY can reach agreement, and upon COMPANY’s election, GTRC will grant COMPANY non-exclusive rights to additional technologies owned by GTRC under a completely separate agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSOR does not warrant the validity of the Licensed Patents licensed hereunder and makes no representation whatsoever with regard to the scope of the Licensed Patents or that such Licensed Patents or Licensed Technology may be exploited by COMPANY or its Affiliates or Sublicensees without infringing other patents including those owned by GTRC.

9.2 Merchantability and Exclusion of Warranties. COMPANY possesses the necessary expertise and skill in the technical areas pertaining to the Licensed Products and Licensed Technology to make, and has made, its own evaluation of the capabilities, safety, utility and commercial application of the Licensed Products and Licensed Technology. ACCORDINGLY, LICENSOR DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED TECHNOLOGY OR LICENSED PRODUCTS AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF THE LICENSED TECHNOLOGY OR LICENSED PRODUCTS.

9.3 FDA and Other Regulations. COMPANY represents and warrants that any Products made or Sold by COMPANY or its Affiliates pursuant to this Agreement shall comply with all applicable federal and state law regulations, including but not limited to regulations of the Federal Drug Administration, the Environmental Protection Agency, and their state equivalents. COMPANY further warrants to include in any sublicense agreement in which a Sublicensee is granted the right to make and sell Licensed Products, that such agreement shall include a comparable covenant by the Sublicensee.

ARTICLE 10. DAMAGES, INDEMNIFICATION AND INSURANCE

10.1 No Liability. LICENSOR shall not be liable to COMPANY or COMPANY’S Affiliates, or customers and/or Sublicensees of COMPANY or COMPANY’S Affiliates, for compensatory, special, incidental, indirect, consequential or exemplary damages resulting from the manufacture, testing, design, labeling, use or sale of Licensed Products.

10.2 Indemnification. COMPANY shall defend, indemnify, and hold harmless the Indemnitees, from and against any and all claims, demands, loss, liability, expense, or damage (including investigative costs, court costs and attorneys’ fees) Indemnitees may suffer, pay, or incur as a result of claims, demands or actions against any of the Indemnitees caused or contributed to, in whole or in part, by COMPANY’S or COMPANY’S Affiliates, contractors, agents, or Sublicensees manufacture, testing, design, use, Sale, or labeling of any Licensed Products or the use of any Licensed Technology. COMPANY’S obligations under this Article shall survive the expiration or termination of this Agreement for any reason.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

COMPANY agrees to provide attorneys reasonably acceptable to LICENSOR to defend against such a claim. LICENSOR shall cooperate with COMPANY in any defense of such claim. COMPANY shall not settle any such claims, demands or actions under this Section 10.2, without the express, prior written consent of LICENSOR, which consent shall not be unreasonably withheld or delayed. COMPANY’S obligations under this Article shall survive the expiration or termination of this Agreement for any reason. Notwithstanding the foregoing, in the case of both the Georgia Institute of Technology and the Board of Regents of the State of Georgia, at their sole discretion, the Attorney General of the State of Georgia may represent them on any such matter.

10.3 Insurance. Without limiting COMPANY’S indemnity obligations under the preceding paragraph, COMPANY shall, prior to any clinical trial or Sale of any Licensed Product, cause to be in force a products liability insurance (or, prior to first commercial Sale, general commercial liability and/or clinical trials insurance) policy. Such polic(y)(ies) shall:

i.	provide Indemnitees product liability, clinical trial and/or general liability coverage in an amount no less than $Two Million Dollars ($2,000,000.00) per occurrence for personal injury and $1,000,000 per occurrence for property damage;

ii.	insure Indemnitees for all claims, damages, and actions mentioned in Section 10.2 of this Agreement;

iii.	include contractual liability coverage for all liability which may be incurred by Indemnitees in connection with this Agreement;

iv.	require the insurance carrier to provide LICENSOR with no less than thirty (30) days’ written notice of any change in the terms or coverage of the policy or its cancellation; and

v.	If written on a “claims made” basis, the Company agrees to provide coverage for five years after termination of the Agreement.

Company shall purchase statutory Workers Compensation insurance including employers liability as required by applicable law

All insurance coverage required under this Agreement shall be primary to any coverage carried by LICENSOR, shall waive all rights of subrogation against any additional insured and shall be placed with insurers whose A.M. Best’s rating is at least A-X.

As detailed in Section 2.5, COMPANY agrees to require any Sublicensee under Section 2.5 of this Agreement to maintain insurance coverage consistent with this Section 10.3. Notwithstanding the foregoing, self-insurance may be substituted for insurance meeting the above standards if (a) Company has become an Affiliate of a company with a market capitalization in excess of US$10 billion or (b) trials are conducted by or on behalf of a Sublicensee that, together with its Affiliates, meets the foregoing market capitalization test.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.4 Notification. COMPANY shall provide to LICENSOR prior to its, Affiliate’s and/or Sublicensee’s first clinical trial or commercial Sale of any Licensed Product, certificates of insurance evidencing the coverages required in section 10.3 above and adding LICENSOR as an additional insured.

10.5 Notice of Claims. COMPANY shall promptly notify LICENSOR of all claims involving the Indemnitees and shall advise LICENSOR of the amounts that might be needed to defend and pay any such claims. LICENSOR shall promptly notify COMPANY of any and all claims brought to its attention relating to COMPANY’s indemnity obligations under this Agreement.

ARTICLE 11. CONFIDENTIALITY

11.1 Treatment of Confidential Information. Except as otherwise provided hereunder, during the term of this Agreement and for a period of five (5) years thereafter:

i.	COMPANY and its Affiliates and Sublicensees shall retain in confidence and use only for purposes of this Agreement, any written information and data supplied by LICENSOR under this Agreement;

ii.	LICENSOR shall retain in confidence and use only for purposes of this Agreement any written information and data supplied by COMPANY under this Agreement and marked as proprietary, except for any information required to be provided to the federal funding agency under 35 CFR Part 401 and its accompanying legislation (commonly referred to as the “Bayh-Dole Act”).

For purposes of this Agreement, all such information and data which a party is obligated to retain in confidence shall be called “Confidential Information.”

11.2 Right to Disclose. To the extent that it is reasonably necessary to fulfill its obligations or exercise its rights under this Agreement, or any rights which survive termination or expiration hereof, each party may disclose Confidential Information to its Affiliates, Sublicensees, consultants, outside contractors, governmental regulatory authorities and clinical investigators on condition that such entities or persons agree:

i.	to keep the Confidential Information confidential for at least the same time periods and to the same extent as each party is required to keep it confidential;

ii.	to use the Confidential Information only for such purposes as such parties are authorized to use it.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.3 Release from Restrictions. Each party or its Affiliates or Sublicensees may use or disclose Confidential Information to the government or other regulatory authorities to the extent that such disclosure is reasonably necessary for the prosecution and enforcement of patents, or to obtain or maintain any regulatory approval, including authorizations to conduct clinical trials, or commercially market or obtain pricing approval of any Licensed Products, provided that such party is otherwise entitled to engage in such activities under this Agreement.

The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that:

i.	is or becomes patented, published or otherwise part of the public domain, other than by unauthorized acts of the party obligated not to disclose such Confidential Information (for purposes of this Article 11 the “receiving party”) or its Affiliates or Sublicensees in contravention of this Agreement;

ii.	is disclosed to the receiving party or its Affiliates or Sublicensees by a third party provided that such Confidential Information was not obtained by such third party directly or indirectly from the other party under this Agreement; or

iii.	prior to disclosure under this Agreement, was already in the possession of the receiving party, its Affiliates or Sublicensees, provided that such Confidential Information was not obtained directly or indirectly from the other party under this Agreement; or

iv.	results from research and development by the receiving party or its Affiliates or Sublicensees, independent of disclosures from the other party of this Agreement, provided that the persons developing it have not had exposure to the Confidential Information from the disclosing party; or

v.	is required by law to be disclosed by the receiving party, provided that the receiving party uses its best efforts to notify the other party immediately upon learning of such requirement in order to give the other party reasonable opportunity to oppose such requirement; or

vi.	COMPANY and LICENSOR agree in writing may be disclosed; or

vii.	is subject to an open records request under the laws of the State of Georgia. LICENSOR shall reasonably cooperate with COMPANY in any lawful effort requested by COMPANY to minimize disclosures pursuant to any such law.

ARTICLE 12. TERM AND TERMINATION

12.1 Term. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement shall commence on the effective date hereof and shall continue in full force and effect until the expiration of the last to expire of the Licensed Patents. Following termination resulting from expiration of Licensed Patents only, on a country by country basis, COMPANY shall have a perpetual, irrevocable non-exclusive royalty-free license to the Licensed Know-How.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.2 Termination. LICENSOR shall have the right to terminate this Agreement upon the occurrence of a material breach. Without limitation, any one or more of the following shall each be deemed a material breach of this Agreement by COMPANY:

i.	failure of COMPANY to make any payment required under this Agreement when due; or

ii.	failure of COMPANY to provide Progress Reports or Royalty Reports; or

iii.	lack of Diligence as set forth in Article 6; or

iv.	the dissolution of the Company, the institution of any proceeding under any bankruptcy, insolvency, or moratorium law, by or on behalf of COMPANY or its creditors (excluding a reorganization under Chapter 11 of the US Bankruptcy Code or similar law of another jurisdiction in which the reorganized entity assumes and timely satisfies the obligations under this Agreement and excluding an involuntary bankruptcy, insolvency or similar proceeding initiated by creditors and dismissed within sixty days of commencement); or

v.	any COMPANY decision to cease developing or quit the business of selling Licensed Products; or

vi.	the breach by COMPANY of any other material term of this Agreement.

12.3 LICENSOR shall provide COMPANY written notice describing the breach, which notice shall include LICENSOR’s intention to terminate the Agreement. If COMPANY does not cure the breach within thirty (30) days after receipt of such notice, this Agreement will terminate immediately without further action by LICENSOR. If COMPANY disputes such breach in good faith by written notice to LICENSOR within the thirty (30) day period, the matter will be submitted to dispute resolution as described under Article 14. LICENSOR’s right to terminate shall be suspended until resolution of the dispute. The procedures set forth in this Section 12.2 shall not prejudice LICENSOR’s right to receive royalties or other sums due hereunder and shall not prejudice any cause of action or claim due to any breach or default by the COMPANY.

Notwithstanding the foregoing, if the COMPANY challenges the validity or enforceability of any Licensed Patents in a court or other governmental agency of competent jurisdiction, this Agreement shall terminate immediately.

12.4 Notice of Bankruptcy. COMPANY must inform LICENSOR of its intention to file a voluntary petition in bankruptcy or of another’s intention to file an involuntary petition in bankruptcy to be received at least forty five (45) days prior to filing such a petition. If COMPANY files a petition of bankruptcy without conforming to this requirement, this shall be deemed a material, pre-petition, incurable breach.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.5 Failure to Enforce. The failure of LICENSOR, at any time, or for any period of time, to enforce any of the provisions of this Agreement, shall not be construed as a waiver of such provisions or as a waiver of the right of LICENSOR thereafter to enforce each and every such provision of this Agreement.

12.6 Termination by COMPANY. COMPANY shall have the right to terminate this Agreement at its sole discretion upon sixty (60) days written notice to LICENSOR and upon payment of any amounts due to LICENSOR under this Agreement through the effective date of such termination.

12.7 Effect. If this Agreement is terminated for any reason whatsoever (other than expiration or as a result of material breach by LICENSOR), COMPANY shall return, or at LICENSOR’s direction, destroy, all tangible materials (including plans, documents, samples, biological materials, models and the like) pertaining to the Licensed Patents or Licensed Technology supplied to COMPANY by LICENSOR, retaining archival copies in its corporate legal or data management department as required so that compliance with any continuing obligations may be determined. Within [* * *] days after termination of this Agreement for any reason (other than expiration or as a result of material breach by LICENSOR), COMPANY shall provide LICENSOR full and complete copies of development information, including in vitro studies, toxicology, pharmacokinetic, efficacy, clinical and other technical data and all correspondence to and from regulatory agencies relating to approval of Licensed Products generated by COMPANY and/or its Affiliates, contractors and agents to the extent the Company can do so without violating the rights of any third party (hereinafter “Development Information”). Development Information shall remain the Confidential Information of Licensee, subject to the protections of Article 11 and subject to the rights in favor of LICENSOR set forth in Section 12.8. Upon termination of this Agreement (other than upon expiration), COMPANY shall cease manufacturing, processing, producing, using, importing or Selling Licensed Products; provided, however, that COMPANY may continue to Sell in the ordinary course of business for a period of [* * *] reasonable quantities of Licensed Products which are fully manufactured or on order at the date of termination if (a) all monetary obligations of COMPANY to LICENSOR have been satisfied and (b) royalties on such sales are paid to LICENSOR in the amounts and in the manner provided in this Agreement. However, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination.

12.8 Development Information. COMPANY shall, subject to any rights any Sublicensees or other third parties may have with respect to Development Information, grant to LICENSOR a right for LICENSOR to access and to refer to all Development Information delivered or required to be delivered pursuant to Section 12.7, and to provide a copy thereof to potential licensees of the Licensed Patents (under conditions of confidentiality consistent with Article 11), solely for use in LICENSOR’s efforts to license the Licensed Patents to any third party; LICENSOR shall not be entitled to license, grant, or transfer to any third party any rights in such Development Information. In the event LICENSOR agrees

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

in writing to material economic terms with a third party concerning the grant of a license to such third party under the Licensed Patents formerly licensed to COMPANY hereunder, LICENSOR shall provide written notice thereof to COMPANY and COMPANY shall enter into good faith negotiations with such third party concerning the granting of rights to, or transfer of title in, the Development Information to such third party on commercially reasonable terms, subject to any rights any Sublicensees or other third parties may have with respect to any of the foregoing that survive termination of this Agreement.

ARTICLE 13. ASSIGNMENT

COMPANY may grant, transfer, convey, or otherwise assign any or all of its rights and obligations under this Agreement in conjunction with the transfer of all, or substantially all, of the business interests of COMPANY related to Licensed Products. LICENSOR’s written consent, which shall not be unreasonably withheld, shall be required prior to any other assignment of COMPANY’S rights or obligations under this Agreement. This Agreement shall be assignable by LICENSOR to any other nonprofit corporation which promotes the research purposes of LICENSOR, including but not limited to GIT, the Georgia Tech Foundation, and/or the Board of Regents of the University System of Georgia.

ARTICLE 14. DISPUTE RESOLUTION

14.1. Negotiation. Any dispute related to this License Agreement shall be settled in accordance with the procedures specified in this Section. COMPANY and LICENSOR agree to attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. Any dispute between the parties relating to this Agreement will first be submitted in writing to a senior executive of COMPANY and LICENSOR (the “Dispute Notice”), who will promptly meet and confer in an effort to resolve such dispute. Any agreed decisions of the executives will be final and binding on the parties. All negotiations pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

14.2. Non-binding Mediation. If the parties are unable to resolve any dispute by negotiation within [* * *] days of the Dispute Notice, then either party may initiate mediation upon written notice to the other party demanding mediation (the “Mediation Notice”), whereupon the dispute will be mediated by a mutually acceptable mediator to be chosen within [* * *] days after the Mediation Notice. The parties will share the costs of the mediator equally. If the parties cannot agree upon selection of a mediator within [* * *] days of the notice, then upon request of either party, the AAA shall appoint the mediator. Mediation shall take place in Atlanta, Georgia and shall proceed under the then current American Arbitration Association Model Commercial Mediation Procedures to the extent that the Model Procedure does not conflict with provisions of this article.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.3. Costs. The fees and expenses, but not attorney’s fees, incurred in connection with any non-binding mediation shall be borne by the party initiating the non-binding mediation proceeding (or equally by both parties if both parties jointly initiate such proceeding) subject to reimbursement by the party which does not prevail in such proceeding promptly upon the termination thereof in the event that the party initiating such proceeding is the prevailing party.

14.4. Continued Obligations. Each party shall continue to perform its undisputed obligations under this Agreement, including payments due, pending final resolution of any dispute arising out of or relating to this Agreement; provided, however that a party may suspend performance during any period in which the other party fails to perform its undisputed obligations.

ARTICLE 15. MISCELLANEOUS

15.1 Export Controls. COMPANY acknowledges that Licensed Products and Licensed Technology may be subject to United States laws and regulations controlling the export of technical data, biological materials, chemical compositions, computer software, laboratory prototypes and other commodities and that LICENSOR’s obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data and commodities may require a license from the cognizant agency of the United States government or written assurances by COMPANY that COMPANY shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies. LICENSOR neither represents that an export license shall not be required nor that, if required, such export license shall issue.

15.2 Legal Compliance. COMPANY shall comply in all material respects with all laws and regulations relating to its manufacture, processing, producing, using, importing Selling, labeling or distribution of Licensed Products and Licensed Technology and shall not take any action which would cause LICENSOR to violate any laws or regulations.

15.3 Independent Contractor. COMPANY’s relationship to LICENSOR shall be that of a licensee only. COMPANY shall not be the agent of LICENSOR and shall have no authority to act for, or on behalf of, LICENSOR in any matter. Persons retained by COMPANY as employees or agents shall not, by reason thereof, be deemed to be employees or agents of LICENSOR.

15.4 Patent Marking. COMPANY shall mark Licensed Products Sold in the United States with United States patent numbers. Licensed Products manufactured or Sold in other countries shall be marked in compliance with the intellectual property laws in force in such foreign countries.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.5 Use of Names. COMPANY shall obtain the prior written approval of LICENSOR prior to making use of their names for any commercial purpose, except as required by law. As an exception to the foregoing, both COMPANY and LICENSOR shall have the right to publicize the existence of this Agreement; however, neither COMPANY nor LICENSOR shall disclose the terms and conditions of this Agreement without the other party’s consent, except as required by law. Notwithstanding the foregoing, (a) COMPANY shall not use the names of Georgia Tech Research Corporation, the Georgia Institute of Technology, Georgia Tech, the Georgia Tech Foundation or any of their respective affiliates or divisions or any derivations thereof in any advertisement, publications, or sales materials without the prior written consent of GTRC and (b) COMPANY may disclose this Agreement and the terms hereof on a confidential basis to actual or prospective acquirors, merger partners, sources of funding, professional advisors, Sublicensees and research and commercialization collaborators.

15.6 Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Georgia, U.S.A.

15.7 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Georgia and the United States of America.

15.8 Venue. Only courts in the State of Georgia, U.S.A., shall have jurisdiction to hear and decide any controversy or claim between the parties arising under or relating to this Agreement.

15.9 Entire Agreement. This Agreement constitutes the entire agreement between LICENSOR and COMPANY with respect to the subject matter hereof and shall not be modified, amended or terminated, except as herein provided or except by another agreement in writing executed by the parties hereto.

15.10 Survival. Articles 9, 10, 11, 12.7 and 12.8 shall survive termination of this Agreement for any reason.

15.11 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement, not essential to the commercial purpose of this Agreement, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions, or portions thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid, or unenforceable provision.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.12 Force Majeure. Any delays in, or failure of performance of any party to this Agreement, shall not constitute a default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other concerted acts of workmen, civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required.

15.13 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument

ARTICLE 16. NOTICES

All notices, statements, and reports required to be given by one party to the other shall be in writing. Progress and Royalty reports required under Article 4 may be delivered electronically with a copy to [* * *] and to [* * *].

Except for progress and royalty reports required under Article 4, all reports shall be hand delivered, sent by private overnight mail service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested and addressed as follows:

If to EMORY:	Emory University Office of Technology Transfer 1599 Clifton Rd., 4th Floor Atlanta, Georgia 30322 ATTN: Director Facsimile: (404) 727-1271

If to GTRC:	Director, Office of Innovation Commercialization Georgia Tech Research Corporation 505 Tenth St NW Atlanta, GA 30332-0415 Fax: (404) 894-9728

If to COMPANY:	Clearside Biomedical, Inc. 1220 Old Alpharetta Rd. Suite 300 Alpharetta GA 30005 Attn: CEO

With a copy to

Hutchison Law Group 5410 Trinity Road, Suite 400 Raleigh, NC 27607 bwofford@hutchlaw.com

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Such notices or other communications shall be effective upon receipt by an employee, agent or representative of the receiving party authorized to receive notices or other communications sent or delivered in the manner set forth above. Any party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice may be given, in addition to the manner set forth above by facsimile provided that the party giving such notice obtains acknowledgement by facsimile that such notice has been received by the party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgement has been transmitted.

[signature page follows]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, LICENSOR and COMPANY have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

	EMORY UNIVERSITY		CLEARSIDE BIOMEDICAL, INC.

By:	/s/ Todd Sherer	By:	/s/ Daniel H. White
Name:	Todd T. Sherer, Ph.D.	Name:	Daniel H. White
Title:	Assistant Vice President for Research	Title:	President & CEO
and Director office of Technology Transfer

LIC.    .

GEORGIA TECH RESEARCH CORPORATION

By:	/s/ Jilda Diehl Garton
Name:	Jilda Diehl Garton
Title:	General Manager

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX A

COMPANY’S DEVELOPMENT PLAN

[* * *]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX B

LICENSED PATENTS

U.S. Patent No. 7,918,814 entitled “Method for Drug Delivery to Ocular Tissue Using Microneedle”

U.S. Patent Serial No. 12/767,768 “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

PCT Patent Application No. PCT/US2011/033987 “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

U.S. Patent Serial No. 13/447,246 “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

U.S. Patent Serial No. 13/453,407 “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Draft provisional patent application based on the invention disclosure [* * *], which application is titled, “METHODS AND DEVICES FOR DRUG DELIVERY USING MICRONEEDLES” .

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX C

[omitted]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX D

RUNNING ROYALTY PERCENTAGES

Percentage of Net Selling Price
510k/CE device disposable tip	[***]%
510k/CE device syringe plus tip	[***]%
Device in combination or packaged with enabling instrument	[***]%
Device in combination with Patent Protected Active Pharmaceutical Ingredient (API)	[***]%
Device in combination with a Generic active pharmaceutical ingredient	[***]%
Device in combination with Non API (e.g., balanced saline)	[***]%

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX E

MINIMUM ROYALTIES

Calendar Year after First commercial Sale	Minimum Royalty
Year 1 and 2 (1st and 2nd calendar year following First Sale)	$15,000
Year 3	$25,000
Year 4	$50,000
Year 5	$75,000
Year 6 and subsequent years	$100,000

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX F

MILESTONES

Milestone Event		Milestone Payment
a)	First FDA 510(k) regulatory approval, CE Mark approval or dosing of a first human patient in a Company-sponsored clinical trial	$35,000
b)	First commercial Sale of an FDA approved product as a human therapeutic	$[* * *]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX G

LICENSE MAINTENANCE FEES

Effective Date Anniversary	License Maintenance Fee
First and Second Anniversary	None
Third and Each Subsequent Anniversary	$25,000

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX H

DEVELOPMENT MILESTONES AND DATES

1.	Initiate GLP safety studies in a suitable animal model within [* * *] of the Effective Date of this Agreement; and

2.	Submission of first application for FDA 510(k) or CE Mark or IND within [* * *] of the Effective Date of this Agreement; and

3.	Initiate human clinical studies within [* * *] of successful completion of GLP safety studies; and

4.	First commercial Sale of a Licensed Product within [* * *] of the Effective Date of this Agreement. *

*	Company may extend the date for achievement of this milestone by [* * *] by providing written notice to LICENSOR together with the [* * *] milestone payment set forth on Appendix F, with the option to extend by a period of an additional [* * *] with payment of a nonrefundable fee of [* * *], provided, however that such extension shall not relive COMPANY of its obligation to continue to use commercially reasonable efforts to bring Licensed Product to market.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX I

[* * *] TERM SHEET

[* * *]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

Patent Rights

Emory File No [* * *].

U.S. Patent No. 7,918,814 entitled “Method for Drug Delivery to Ocular Tissue Using Microneedle”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO

LICENSE AGREEMENT

This First Amendment (the “First Amendment”) to the License Agreement (the “Agreement”) dated July 4, 2012, by and among Clearside Biomedical, Inc., a Delaware corporation having a principal place of business at 1220 Old Alpharetta Road, Suite 300, Alpharetta, Georgia 30005 (“Clearside” or “COMPANY”), Emory University, a nonprofit Georgia corporation having offices located at 1599 Clifton Road NE, 4th Floor, Mailstop 1599/001/1AZ, Atlanta, Georgia 30322 (“Emory”) and the Georgia Tech Research Corporation, a nonprofit corporation with offices located at offices located at 505 10th Street NW, Atlanta, Georgia 30332-0415 (“GTRC” and together with Emory, “LICENSOR”) is effective this 2nd day of April, 2014 (the “First Amendment Effective Date”).

WHEREAS, the parties have made joint advances to the technology licensed pursuant to the Agreement;

WHEREAS, the parties desire to treat patents that may issue based on certain joint discoveries as “Licensed Patents” during the term of the Agreement;

WHEREAS, the parties also desire to treat patents that may issue based on U.S. Provisional Patent Application Serial No. 61/918,992 (the “2014 Patent Application”) as “Licensed Patents” during the term of the Agreement.

WHEREAS, in connection with such advances, the parties hereto wish to make certain changes to the Agreement.

NOW THEREFORE, in consideration of the promises, undertakings and covenants set forth in this First Amendment, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties agree as follows:

1.	Additional License Fee. As partial consideration for the license granted to COMPANY with respect to the 2014 Patent Application, COMPANY shall pay LICENSOR a license fee in the amount of fifteen thousand ($15,000) Dollars within thirty (30) days of the First Amendment Effective Date.

2.	Amendment of Section 2.5.6. Section 2.5.6 shall be revised to read as follows: “Notwithstanding anything herein to the contrary, in no event shall Clearside have any obligation to grant any sublicense to any person with respect to any Licensed Patent that is jointly owned by Clearside and Licensor during the term of this License.”

3.	Amendment to Section 11. The following sentence shall be added at the end of Section 11.1(i):

“COMPANY and its Affiliates and Sublicensees shall retain in confidence and use only for the purposes of this Agreement any written information and data supplied by LICENSOR before the First Amendment Effective Date regarding the 2014 Patent Application.

4.	Amendment of Section 12. The following sentence shall be added at the end of Section 12.7:

“Notwithstanding the foregoing, with respect to any Licensed Patents that are jointly owned by COMPANY and Licensor, upon termination of this Agreement, COMPANY agrees, at LICENSOR’s request within one year of termination to negotiate in good faith an exclusive license to any jointly owned rights.”

5.	Amendment of Appendix B. Appendix B shall be deleted and replaced with the Appendix B attached hereto.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

6.	Miscellaneous.

6.1.	Defined Terms. Capitalized terms undefined herein shall have the meaning ascribed to them in the Agreement.

6.2.	No Other Amendment; Effectiveness. Except as expressly amended herein, the Agreement remains in full force and effect according to its original terms.

6.3.	Governing Law. This First Amendment shall be construed under and governed by the laws of the State of Georgia and the United States of America.

6.4.	Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement, not essential to the commercial purpose of this Agreement, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions, or portions thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid, or unenforceable provision.

6.5.	Counterparts. This First Agreement may be executed electronically and in counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

EMORY UNIVERSITY		GEORGIA TECH RESEARCH CORPORATION

By:	/s/ Todd Sherer	By:	/s/ Lauren MacLanahan
Name:	Todd Sherer	Name:	Lauren MacLanahan
Title:	Director, OTT	Title:	Director
Date:	April 3, 2014	Date:	April 1, 2014

CLEARSIDE BIOMEDICAL, INC.

By:	/s/ Daniel H. White
Name:	Daniel White
Title:	President and CEO
Date:	April 11, 2014

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3

APPENDIX B

LICENSED PATENTS

Licensor solely owned

U.S. Patent No. 7,918,814, issued April 5, 2011, entitled “Method for Drug Delivery to Ocular Tissue Using Microneedle”

U.S. Patent No. 8,197,435, issued June 12, 2012, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle” U.S. Patent No. 8,636,713, issued January 28, 2014, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

U.S. Patent Application Serial No. 13/447,246, filed April 15, 2012, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

U.S. Patent Application Serial No. 14/136,657, filed December 20, 2013, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle

PCT Patent Application No. PCT/US2011/033987, filed April 26, 2011, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Australia Patent Application No. 2011248624, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Brazil Patent Application No. 11 2012 027416-3, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Canada Patent Application No. 2797258, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

China national phase of PCT/US2011/033987, filed April 26, 2011, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

European Patent Application No. 11777924.9, filed April 26, 2011, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

India Patent Application No. 10099/DELNP/2012, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Israel Patent Application No. 222638, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4

Japan Patent Application No. 2013-508168, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Mexico Patent Application No. MX/a/2012/012495, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

New Zealand Patent Application No. 603185, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Russia Patent Application No. 2012147341, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

Singapore Patent Application No. 201207910-9, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

South Africa Patent Application No. 2012/08069, filed April 26, 2011, which is the National Phase of PCT/US2011/033987, entitled “Methods and Devices for Drug Delivery to Ocular Tissue Using Microneedle”

U.S. Provisional Patent Application Serial No. 61/698,254, filed September 7, 2012, entitled “Microneedles and Systems for Administration of Drug to the Suprachoroidal Space and Other Tissue Sites”

U.S. Provisional Patent Application Serial No. 61/918,992, filed December 20, 2013, entitled “Ocular Drug Delivery”

Jointly Owned Patents

U.S. Provisional Patent Application Serial No. 61/693,542, filed August 27, 2012, entitled “Apparatus and Methods for Drug Delivery Using Microneedles”

U.S. Provisional Patent Application Serial No. 61/754,495, filed January 18, 2013, entitled “Apparatus and Methods for Drug Delivery Using Microneedles”

U.S. Provisional Patent Application Serial No. 61/784,817, filed March 14, 2013, entitled “Apparatus and Methods for Drug Delivery Using Microneedles”

PCT Patent Application No. PCT/US2013/056863, filed August 27, 2013, entitled “Apparatus and Methods for Drug Delivery Using Microneedles”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5